Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated August 30, 2021, with respect to the consolidated financial statements of SIGNA Sports United GmbH included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Düsseldorf, Germany

December 23, 2021